UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2011

TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 11, 2011, TrueBlue, Inc. (the “Company”) held its annual meeting of shareholders. The matters voted on and the results of the vote were as follows:

(a)	Steven C. Cooper, Thomas E. McChesney, Gates McKibbin, Jeffrey B. Sakaguchi, Joseph P. Sambataro, Jr., Bonnie W. Soodik, William W. Steele and Craig E. Tall were elected directors of the Company to serve until the 2012 Annual Meeting of Shareholders. The results of the vote were as follows

Nominee	For	Against	Abstain	Broker Non-Votes
Steven C. Cooper	38,270,884	1,056,098	25,348	2,583,660
Thomas E. McChesney	37,767,881	1,558,640	25,809	2,583,660
Gates McKibbin	39,214,252	108,924	29,154	2,583,660
Jeffrey B. Sakaguchi	39,238,148	84,714	29,468	2,583,660
Joseph P. Sambataro, Jr.	38,119,198	1,209,185	23,947	2,583,660
Bonnie W. Soodik	39,238,326	83,480	30,524	2,583,660
William W. Steele	38,866,538	459,994	25,798	2,583,660
Craig E. Tall	38,848,802	473,880	29,648	2,583,660

(b)	Shareholders approved the advisory vote on executive compensation. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
35,318,971	4,004,202	29,157	2,583,660

(c)	Shareholders indicated their preference, on an advisory basis, that the advisory vote on executive compensation be held every year. The results of the vote were as follows:

1 Year	2 Year	3 Year	Abstain
35,550,594	234,583	3,509,263	57,890

Based on the Board of Director’s recommendation in the Proxy Statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Board of Directors determined that it will include in the proxy materials a shareholder vote on the executive compensation every year.

(d)	Shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2011. The results of the vote were as follows:

For	Against	Abstain
41,750,415	155,544	30,031

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC. (Registrant)

Date: May 17, 2011	By:	/s/ James E. Defebaugh
James E. Defebaugh Executive Vice President, General Counsel and Secretary